EXHIBIT 10.24

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT is entered into as of April 30, 2005 by and among CORD BLOOD AMERICA, INC., a Florida corporation ("CBA"), FAMILY MARKETING LLC, a Delaware limited liability company (the "Shareholder"), and FAMILY MARKETING, INC., a Nevada corporation ("FMI").

                                    RECITALS:

         WHEREAS, the respective managements of each of CBA and FMI have determined that it is in the best interests of the parties that CBA acquire 100% of the issued and outstanding shares of common stock of FMI in exchange for the issuance of a certain number of shares of common stock of CBA to the Shareholder on the terms set forth in this Exchange Agreement (the "Exchange");

         WHEREAS, the Shareholder desires to exchange its shares of common stock of FMI for shares of common stock of CBA pursuant to the Exchange; and

         WHEREAS, CBA, FMI and the Shareholder desire to set forth in this Exchange Agreement (the "Agreement") the terms of exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986;

         NOW THEREFORE, in consideration of the recitals and the respective representations, warranties, covenants and agreements of the parties set forth herein, each of the parties agrees as follows:

                                    ARTICLE 1
                                PLAN OF EXCHANGE

         1.01     THE EXCHANGE.
                  -------------

                  (a) The Shareholder hereby assigns, transfers and conveys to CBA, free and clear of all liens, pledges, encumbrances, charges, restrictions or claims of any kind, nature, or description, 100 shares of common stock of FMI , constituting 100% of the issued and outstanding shares of common stock of FMI, with the objective of such Exchange being the acquisition by CBA of 100% of the issued and outstanding shares of common stock of FMI.

                  (b) In exchange for the transfer of the shares of common stock of FMI by the Shareholder, CBA is issuing and transferring to the Shareholder 95,200 shares of common stock of CBA (the "Shares").

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                  (c)      Payment of $3,555.15 to Family Marketing, LLC. within
                           30 days of a fully executed agreement. This constitutes remaining balance of out of pocket expenses to be reimbursed.

                  (d) Simultaneously with the execution and delivery of this Agreement, the Shareholder is delivering to CBA the certificate or certificates representing all of its shares of common stock of FMI. As soon as practical after the date of this Agreement, CBA shall issue to the Shareholder a certificate evidencing its interest in the Shares.

                  (e) Upon execution of the Buy/Sell agreement between Cord Blood America and Family, Marketing LLC., in addition to the previously noted assets to which are being acquired, Family Marketing, Inc. has been granted by Gecko Media,Inc. a nonexclusive, worldwide, perpetual license to use, adapt, edit, and display the Gecko Media Lead System, and Gecko Media, Inc. acknowledges that it has the authority to grant such rights to Family Marketing, Inc. Family Marketing, Inc. agrees not to sell, publish or distribute the Gecko Media Lead System (in both object and source code formats) without first obtaining written permission from Gecko Media, Inc. Gecko Media, Inc. does not warrant that the Gecko Media Lead System will operate error-free. The Gecko Media Lead System is provided on an 'AS IS' basis without any warranties of any kind. In no event shall Gecko Media,Inc. be liable for any damages whatsoever (Including, without limitation,incidental and consequential damages, lost profits, or damages resulting from lost data or business interruption) resulting from the use or inability to use the lead system or the code, whether based on warranty, contract,tort, or any other legal theory, and whether or not Gecko Media, Inc. is advised of the possibility of such damages. Gecko Media, Inc. recognizes that all consumer data (leads) collected, either with or without the use of the Gecko Media Lead System (in both object and source code formats) is the sole property of Family Marketing, Inc. its subsidiaries or parent companies if any. Gecko Media, Inc. agrees that it will not copy, solicit, divert and/or remarke to any consumer data (leads) or information collected by Family Marketing, Inc for its own .

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                                   ARTICLE II
             REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS
             ------------------------------------------------------
                                 CONCERNING FMI
                                 --------------

         In order to induce CBA to execute and deliver this Agreement, and to perform its obligations hereunder, each of the Shareholder and FMI, jointly and severally, represents and warrants to CBA, and covenants and agrees with CBA, as follows:

         2.01 ORGANIZATION. FMI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states and countries in which the charter and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. True, complete and correct copies of the articles of incorporation and bylaws of FMI as in effect on the date hereof have previously been delivered to CBA. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of FMI's articles of incorporation or bylaws. FMI has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. FMI has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

         2.02 CAPITALIZATION. The authorized capital of FMI consists of 10,000 shares of common stock, no par value, of which 100 shares are currently issued and outstanding. All issued and outstanding shares of common stock of FMI are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive and other rights of any person

         2.03     FINANCIAL AND TAX INFORMATION.

                  (a) FMI has never filed a federal or state income tax return.

                  (b) FMI has no liabilities with respect to the payment of any federal, state, county, or local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (c) The books and records, financial and otherwise, of FMI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (d) FMI has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

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

         2.04 INFORMATION. The information concerning FMI set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statement made, in light of the circumstances under which it was made, not misleading. In addition, FMI has fully disclosed in writing to CBA all information relating to matters involving FMI or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liabiltiy or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of FMI or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on FMI, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the date hereof, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         2.05 OPTIONS OR WARRANTS. There are no options, warrants, calls, or commitments of any character relating to the authorized and unissued FMI common stock.

         2.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement or otherwise disclosed in writing to CBA, since April 30, 2005:

                  (a) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of FMI or (ii) any damage, destruction, or loss to FMI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of FMI;

                  (b) FMI has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (ii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of FMI; (iv) made any material change in its methods of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement


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

                           made to, for, or with its officers, directors, or employees.

                  (c) FMI has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent FMI balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of FMI; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of FMI, FMI has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of FMI.

         2.07 TITLE AND RELATED MATTERS. FMI has good and marketable title to all of its properties and assets, real and personal, which are reflected in the most recent FMI balance sheet or acquired after that date (except properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent and (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject hereto or affected thereby or otherwise materially impair present business operations on such properties. FMI owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products and services it is currently providing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with FMI's business. No third party has any right to, and FMI has not received any notice of infringement of or conflict with asserted rights of others with respect to any


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

                  product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of FMI or any material portion of its properties, assets, or rights.

         2.08 LITIGATIONS AND PROCEEDINGS. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of FMI after reasonable investigation, threatened by or against FMI or affecting FMI or its properties and assets, at law or in equity, before any court or other governmental agency or instrumentality , domestic or foreign, or before any arbitrator of any kind. FMI does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

         2.09     MATERIAL AGREEMENTS.
                  --------------------

                  (a) Except for that certain Contribution and Royalty Agreement dated April 22, 2005 by and between the Shareholder and FMI, there are no "material" contracts, agreements, franchises, licenses, license agreements, debt instruments or other commitments to which FMI is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000));

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which FMI is a party or by which its properties are bound and which are material to the operations of FMI taken as a whole are valid and enforceable by FMI in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) FMI is not a party to or bound by, and the properties of FMI are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of FMI; and

                  (d) Except as previously disclosed in writing to CBA, FMI is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which FMI is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of FMI.


         2.10 MATERIAL CONTRACT DEFAULTS. FMI is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of FMI.

         2.11 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerator modify the terms of, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which FMI is a party or to which any of its properties or operations are subject.

         2.12 GOVERNMENTAL AUTHORIZATIONS. FMI has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by FMI of this Agreement and the consummation by FMI of the transactions contemplated hereby.

         2.13 COMPLIANCE WITH LAWS AND REGULATIONS. FMI has complied with all applicable laws, statutes, rules and regulations of all federal, state and other governmental entities and agencies, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of FMI or except to the extent that noncompliance would not result in the occurrence of any material liability for FMI.

         2.14     INSURANCE. FMI has no insurance.

         2.15 APPROVAL OF AGREEMENT. The board of directors of FMI has authorized the execution and delivery of this Agreement by FMI and has approved this Agreement and the transactions contemplated hereby.

         2.16 VALID OBLIGATION. This Agreement constitutes the valid and binding obligations of FMI and is enforceable in accordance with its terms.

                                   ARTICLE III
               CERTAIN REPRESENTATIONS, WARRANTIES, COVENANTS AND
               --------------------------------------------------
                         AGREEMENTS OF THE SHAREHOLDER
                         -----------------------------

         In order to induce CBA to execute and deliver this Agreement, and to perform its obligations hereunder, the Shareholder represents and warrants to, and covenants and agrees with CBA as follows:

                  (a) The Shareholder acknowledges that the offer, issuance and sale to it of the Shares is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), in reliance on one or more exemptions for private offerings.

                  (b) The Shareholder acknowledges receipt of the CBA's Amendment Number 2 to Registration Statement on Form 10-SB and CBA's Quarterly Report on Form 10-QSB for the period ended September 30, 2004 filed with the Securities and Exchange Commission and the exhibits attached thereto (collectively, the "Disclosure Documents"). The Shareholder acknowledges that neither this offering nor the Disclosure Documents have been passed upon or the merits thereof approved by any governmental authority.

                  (c) The Shareholder represents and warrants to CBA that the Shareholder, by and through its managers, directors, officers, employees and agents, (i) has thoroughly reviewed and understood the Disclosure Documents, and (ii) has had the opportunity to ask questions of, and to receive answers from, officers and employees of CBA concerning CBA and its business, affairs and operations, and the transactions contemplated by this Agreement, and to obtain any additional information necessary to verify the accuracy of the Disclosure Documents. The Shareholder acknowledges that CBA's officers and employees have answered all inquiries made on behalf of the Shareholder to the satisfaction of the person or persons making such inquiry.

                  (d) The Shareholder represents and warrants to CBA that the Shareholder, by virtue of his education, training and experience, has such knowledge and experience in financial and business matters that he is capable of understanding the information provided to it by CBA and of evaluating the merits and risks of his investment in the Shares.

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

                  (e) The Shareholder represents and warrants to CBA that he is an "accredited investor" as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Act.

                  (f) The Shares are being acquired solely for the account of the Shareholder, for investment, and not with a view to, or for resale in connection with, any "distribution" within the meaning of the Act. By such representation, the Shareholder means that no other person has a beneficial interest in the Shares, and that no other person has furnished or will furnish, directly or indirectly, any part of or guarantee the payment of any part of the consideration paid to CBA in connection therewith. The Shareholder does not intend to distribute all or any part of the Shares and understands that the Shares are being offered pursuant to a specific exemption or exemptions under the provisions of the Act, which exemption(s) depends, among other things, upon the investment intent of the Shareholder. The Shareholder realizes that, in the view of the Securities and Exchange Commission, a purchase now with an intent to resell by reason of any foreseeable specific contingency or an anticipated change in market value or in the condition of CBA or of its property, or in connection with a contemplated liquidation or settlement of any loan obtained by the Shareholder for the acquisition of such security would represent a purchase with an intent inconsistent with the foregoing representation by the Shareholder, and that such a sale or disposition might be regarded as a deferred sale as to which the exemption is not available.

                  (g) The Shareholder understands and acknowledges that CBA has not registered, and has no obligation or present intention to register, under the Act or any applicable securities laws of any jurisdiction of the Shares. The Shareholder further acknowledges that no representations to the contrary have been made by any person on behalf of CBA in connection with his acquisition of the Shares.

                  (h) The Shareholder acknowledges and agrees that the Shares may not be sold, assigned, transferred, conveyed, pledged or otherwise disposed of unless they are registered under the Act or an exemption from such registration is available. The Shareholder acknowledges and agrees that the Shares constitute "restricted securities," as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Act, and, unless sooner registered for sale under the Act, may not be sold for a period of one year from and after the date of this Agreement. Stop transfer instructions will be placed by CBA against the Shares and CBA shall not permit the transfer or other disposition of the Shares, unless and until such transfer or other


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

                           disposition complies with all applicable laws, rules and regulations.

                  (i) The Shareholder acknowledges that any and all certificates representing the Shares will bear a restrictive legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACTOF 1933, AS AMENDED, OR (B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

                  (j)      The Shareholder represents and warrants to CBA that
                           (i) he has full power and authority to execute and deliver this Agreement, (ii) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder and (iii) this Agreement is enforceable against the Shareholder in accordance with its terms.

                                   ARTICLE IV
          REPRESENTATIVES, WARRANTIES, COVENANTS AND AGREEMENTS OF CBA
          ------------------------------------------------------------

         In order to induce FMI and the Shareholder to execute and deliver this Agreement, and to perform their respective obligations hereunder, CBA represents and warrants to FMI and each of the Shareholder as follows:



         4.01 ORGANIZATION. CBA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the


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

                  consummation of the transactions contemplated hereby will not, violate any provision of CBA's certificate of incorporation or bylaws.

         4.02 AUTHORITY AND VALIDITY. CBA has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) the execution and delivery by CBA of this Agreement and the performance by it of its obligations hereunder have been authorized by all necessary corporate action of CBA, (iii) this Agreement has been duly and validly executed and delivered by CBA and constitutes the legal, valid and binding obligation of CBA and (iv) this Agreement is enforceable against CBA in accordance with its terms.

                                    ARTICLE V
                            SURVIVAL AND INDEMNITIES
                            ------------------------

         5.01 SURVIVAL. All of the representations, warranties, covenants, agreements and indemnities of the parties set forth in this Agreement shall survive the consummation of the transactions contemplated by this Agreement, notwithstanding any audit or investigation made by or on behalf of any such party.

         5.02 INDEMNIFICATION OF CBA. Each of the Shareholder and FMI shall jointly and severally indemnity and hold harmless CBA from, against and in respect of the full amount of any and all liabilities, damages, claims, taxes, deficiencies, assessments, losses, penalties, interest, costs and expenses (including without limitation fees and disbursements of trial and appellate counsel)(collectively, the "Indemnified Expenses") arising from, in connection with, or incident to any breach or violation of any or all of the representations, warranties, covenants and agreements made by it or him in this Agreement.

         5.03 INDEMNIFICATION OF THE SHAREHOLDER AND FMI. CBA shall indemnify and hold harmless the Shareholder and FMI from, against and in respect of the full amount of any and all Indemnified Expenses arising from, in connection with, or incident to any breach or violation of any or all of the representations, warranties, covenants and agreements made by CBA in this Agreement.

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

                                   ARTICLE VI
                                  RESIGNATIONS
                                  ------------

         Simultaneously with the execution and delivery of this Agreement, each of Aaron Houck and Stephen Weir are resigning as directors and officers of FMI.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         7.01 EXPENSES. All of the legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by the party to this Agreement incurring such costs and expenses, and no party shall be obligated for any cost or expense incurred by any other party to this Agreement, except that CBA shall bear the entire expense of the audit of the financial statements of FMI.

         7.02 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

         7.03 ENTIRE AGREEMENT. This Agreement, together with the exhibit attached hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written among the parties with respect to such subject matter. This Agreement may not be amended or modified in any manner, except by a written instrument executed by all of the parties hereto.

         7.04 BENEFITS: BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, the parties hereto and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

         7.05 JURISDICTION AND VENUE. Any claim or dispute arising out of, connected with, or in any way related to this Agreement shall be instituted by the complaining party and adjudicated in a court of competent jurisdiction located in Orange County, Florida, and the parties to this Agreement consent to the personal jurisdiction of and venue of such courts. In no event shall any party to this Agreement contest the personal jurisdiction of such courts over or the venue of such courts.

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

         7.06 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

         7.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.


         IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the date first written above.


CORD BLOOD AMERICA, INC.                    FAMILY MARKETING, LLC



By_______________________________           By__________________________________
         Matthew L. Schissler,                       Aaron Houck, Manager
         Chief Executive Officer


                                            By__________________________________
                                                     Stephen Weir, Manager



                                            FAMILY MARKETING, INC.


                                            By__________________________________
                                                     Aaron Houck, President

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